UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2014
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UNDER ARMOUR, INC.
(Exact name of registrant as specified in its charter)
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 4, 2014, Under Armour, Inc. (“Under Armour” or the “Company”) announced the following organizational realignments effective December 1, 2014, designed to better support the Company’s corporate and operational objectives and continue to drive global growth.
Kip J. Fulks will continue to serve as Chief Operating Officer, leading the Company’s supply chain operations, information technology and security, as well as spearheading product innovation for Under Armour across the world.  Mr. Fulks will also continue to oversee the Company’s global footwear product category.
Henry B. Stafford has been named Chief Merchandising Officer.  In his new role, he will be responsible for driving the integration of Under Armour’s apparel, accessories and merchandising globally, as well as continuing to oversee the Company’s direct to consumer sales channels.  Mr. Stafford previously served as President, North America.
Matthew C. Mirchin, previously the Executive Vice President, Global Marketing, has been named President, North America.  In his new role, Mr. Mirchin will be responsible for the overall results of Under Armour’s North America business and will oversee the Company’s North America wholesale channel.
Adam Peake will assume the role of Executive Vice President, Global Marketing.  Mr. Peake previously served as Senior Vice President of Sales, North America.
Continuing in their current roles are Brad Dickerson, Chief Financial Officer and Karl-Heinz Maurath, President, International.
“As we continue to introduce game-changing innovations and advance our goal to become the world’s number one performance brand, it is critical that we evolve our leadership structure to ensure that we are maximizing opportunities for global growth and success,” said Kevin Plank, Chairman and CEO of Under Armour.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: November 4, 2014	By:	/s/ JOHN STANTON
John Stanton
Senior Vice President, General Counsel and Secretary